LEASE AGREEMENT

     THIS LEASE, is made as of this 1ST day JULY , 1999, by and between PRH PROPERTIES, LP, a Pennsylvania limited partnership (hereinafter "Landlord"), and P.R. HOFFMAN MACHINE PRODUCTS, INC., an Arizona corporation (hereinafter "Tenant").

     1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain real property containing approximately 2.35 acres (hereinafter "Premises"), together with all improvements located thereon and appurtenances thereunto belonging, located on Commerce Drive, South Middleton Township, Cumberland County, Pennsylvania.

     2. TERM. The initial term of this Lease shall be for a period of five (5) years and shall commence on the 1st day of July 1999 (hereinafter "Commencement Date") and ending June 30, 2004, unless sooner terminated in accordance with this Lease. Tenant shall have the right and option to renew the term for five
(5) successive, additional periods of one (1) year each; provided however, that Tenant shall have no right or option to renew the term of this Lease if an event of default exists upon the date of giving the notice to renew or at any time thereafter through and including the expiration date of the then-existing term of this Lease. In order to exercise its right to renew the, Tenant must provide Landlord written notice of its exercise thereof at least ninety (90) days prior to the expiration of the then-existing term of this Lease. The maxim term of this Lease and all renewal terms is ten (10) years from the Commencement Date.

     3. USE. The Premises shall be used by Tenant as an office, manufacturing and warehouse facility and for no other purpose.

     4. RENTAL. (a) Tenant shall pay to Landlord during the initial term of this Lease monthly rent in accordance with the table below. All rent shall be payable in advance, punctually and without demand, deduction or set off, payable on the 1st day of each month during the term of this Lease at such place as Landlord may from time to time designate in writing. The amount of

                ANNUAL AND MONTHLY RENTAL TABLE FOR INITIAL TERM:

       COMMENCING ON:              ANNUAL RENT               MONTHLY RENT
       --------------              -----------               ------------
         7/1/1999                   $118,200                   $ 9,860
         7/1/2000                   $123,600                   $10,300
         7/1/2001                   $128,400                   $10,700
         7/1/2002                   $129,720                   $10,810
         7/1/2003                   $130,320                   $10,860

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(b) If notice of renewal  has been given in  accordance  with  Section 2 of this
Lease, then at the beginning of each year following the expiration of the initial and each renewal term (a "Renewal Year"), the monthly rent shall be adjusted by the index known as the U.S. City Average Consumer Price Index for Urban Wage Earners and Clerical Workers (revised series; 1982-84=100) issued from time to time by the Federal Bureau of Labor Statistics, or any successor agency that shall issue the index, or any other measure hereafter employed by the Federal Bureau of Labor Statistics or any successor agency in lieu of such index (the "CPI"). The CPI adjustment to the monthly rent shall be exactly equal to the change is cost of living as determined by the CPI; PROVIDED, however, that in no event shall the CPI adjustment to the monthly rent exceed five percent (5%) for any Renewal Year. To compute such CPI adjustment, the prevailing CPI will be used. Each such CPI adjustment to the monthly rent shall be accomplished by multiplying the monthly rent for the lease year terminating immediately prior to the Renewal Year, for which the adjustment is being calculated, by a fraction, the numerator of which shall be the most recently published CPI prior to the first day of the Renewal Year in question and the denominator of which shall be the CPI used as the numerator in calculation of the rent adjustment in the previous Renewal Year (but in no event shall the monthly rent be reduced as a result of such adjustment below the monthly rent payable immediately prior thereto), and the increased monthly rent resulting from the CPI adjustment to the monthly rent thereby established shall continue in effect as the monthly rent until again adjusted as provided herein. In computing the monthly rent for the first Renewal Year, the denominator of the fraction described above shall be the most recently published CPI prior to July 1, 2003.

     5. LATE CHARGE. If Tenant fails to make any rental or other payment within ten (10) days of the date it is due hereunder, a late charge equal to five percent (5%) of the amount of the payment due shall be assessed and shall be immediately due and collectible as additional rent hereunder.

     6. COMPLIANCE WITH LAWS AND CONDITION OF PREMISE. Tenant shall comply with all laws, ordinances, orders, permits, licenses, regulations of all governmental authorities (whether federal, state, local or otherwise) and insurance requirements concerning the Premises and any fixtures, machinery or equipment therein, and Tenant's use of the Premises, including, without limitation, all laws regarding public health and welfare, environmental protection, water and air pollution, composition of products, underground storage tanks, toxic substances, hazardous wastes, hazardous substances, hazardous materials, waste or used oil, occupational health and safety and/.or nuisance, trespass and negligence. Tenant has examined and knows the condition of the Premises and equipment, and acknowledges that no representations as to the condition and repair thereof have been made by Landlord or its agents prior to or at the execution of this Lease Agreement that are not herein expressed, and accepts the Premises and equipment in an "as is" condition without warranty as to suitability for any particular use; provided, however, that in no event shall this Section 6 be construed to contradict Landlord's indemnification obligations with respect to environmental matters set forth in Section 30 hereof or Landlord's representations and warranties and indemnification obligations set forth in that certain Asset Purchase Agreement dated July 1, 1997.

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     7. UTILITIES.  The Premises shall be served by electricity,  water,  sewer, telephone and other utilities presently available to the Premises. Tenant shall pay for all such services consumed on the Premises. Landlord shall not be responsible for any suspension in such services resulting from causes beyond its control or for temporary periods during which repairs are being made to the Premises.

     8. REAL ESTATE TAXES AND ASSESSMENTS. Landlord shall provide to Tenant, within ten (10) business days after receipt, all notices of real estate taxes, and general and special assessments (including sewer and water rentals and charges, trash, street lights, and the like) assessed against the Premises. Tenant agrees to pay, within the applicable discount period, all said real estate taxes and assessments.

If the Tenant fails to pay such real estate taxes or assessments and other charges which it is obligated to pay pursuant to this paragraph within the aforesaid period of ten (10) business days after receipt, the Landlord may, but shall not be obligated to, pay such real estate taxes, assessments and charges, as the case may be, together with the interest and penalties thereon, and the amount so paid shall be considered additional rent due and in arrears.

     9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency, all taxes, assessments, license fees, and other charges that are levied and assessed against personal property or fixtures installed or located in or on the Premises, and that are payable during the term of this Lease.

     10. MAINTENANCE AND REPAIRS. Tenant, at its own cost, shall maintain the Premises (including the roof, structural and mechanical components of the improvements located on the Premises, and the adjoining walks and grounds) and any fixtures, machinery or equipment thereon in good condition. Tenant shall be responsible for the cost of any janitorial services needed for the Premises. Landlord shall not have any responsibility to maintain the Premises. Upon expiration or termination of the term, Tenant shall return the Premises to the Landlord in as good condition and repair as existed on the commencement date of the term, ordinary wear and tear along excepted.

     11. GROUND MAINTENANCE. Tenant, at its own cost, shall maintain the grounds of the Premises, including but not limited to snow and ice removal, landscaping, mowing and any other maintenance necessary to preserve the ground of the Premises in the condition as of the Commencement Date. Upon expiration or termination of the term of this Lease, Tenant shall return the grounds of the Premises to Landlord in as good condition as existed on the Commencement Date.

     12. STRUCTURAL ALTERATIONS. Tenant shall not make any structural or exterior alterations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed.

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
     13. NONSTRUCTURAL ALTERATIONS AND FIXTURES. Tenant, at its cost, after obtaining Landlord's prior written consent, which consent may not be unreasonably withheld or delayed, may make nonstructural alterations to the interior of improvements located on the Premises and may place and attach such equipment, machinery and fixtures therein as Tenant requires in order to conduct its business on the Premises. In making any alterations, etc., Tenant shall comply with the following:

               (a). Unless waived in writing by Landlord, Tenant shall submit reasonably detailed plans and specifications of the proposed alterations or placing of fixtures, machinery or equipment to Landlord at least fifteen (15) days prior to the date it intends to commence the alterations or fixturing.

               (b). The alterations and fixturing, etc., shall be approved by all appropriate government agencies, and all applicable permits and authorizations shall be obtained before commencement of the work.

          Any alterations made shall remain on and be surrendered with the Premises on expiration or termination of the term, except that Landlord may elect to require Tenant, at Tenant's cost, to remove any nonstructural alterations and fixtures that Tenant has made to the Premises, and Tenant shall restore the Premises to as good condition as existed at the commencement of the term, normal wear and tear excepted.

          If Tenant is not then in default of any provision of the Lease, Tenant shall have the right to remove from the Premises immediately prior to the expiration of the term any and all equipment, machinery and fixtures which Tenant has placed or attached in or to the Premises (and at Landlord's option, Landlord may require Tenant to remove same), and such removal shall be done in a manner that will not cause any structural damage to the Premises, and Tenant shall promptly restore any damage caused by such removal.


     14. MECHANICS' LIENS. Tenant will not permit any mechanics' claim or lien to be placed upon the Premises or any building or improvement constituting a part thereof during the term of this Lease, and in case of the filing of any such claim or lien, Tenant will promptly discharge same or procure a lien release bond by a good and sufficient surety corporation in an amount equal to one and one-half times the amount of the claim or lien. If a default in the discharge thereof or procuring of a bond shall continue for thirty (30) days after written notice from Landlord to the Tenant, the Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest shall be deemed additional rental due and payable by Tenant to Landlord.

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
     15. INDEMNITY. Tenant shall indemnity and hold Landlord harmless from all claims and liability, including reasonable attorneys' fees and related costs and expenses, arising out of any damage or injury to or death of any person or property occurring in, on or about the Premises, or resulting from any act or omission of Tenant, unless such liability arises from the negligence of Landlord.

     16. INSURANCE. Tenant shall, at its sole cost and expense, maintain fire insurance coverage with all-risk endorsements on the improvements located on the Premises in an amount equal to the full replacement cost of the said improvements. In addition, Tenant shall maintain casualty insurance on its personal property, but in any event, all personal property of any kind or description of Tenant on the Premises shall be at tenant's sole risk, and Landlord shall not be liable for any damage done to or loss of such personal property or damage or loss suffered by the business of Tenant arising out of any act or neglect of other occupants of the building located on the Premises, or other parties, or from bursting, overflowing or leaking of water, sewer or steam pipes or from heating or plumbing fixtures or from electric wires of equipment, or from gas or odors, or caused in any manner whatsoever except in the case of the intentional neglect of Landlord.

     Tenant shall procure and maintain, throughout the term of this Lease Agreement, general liability insurance, insuring against injury or death to persons occurring in or about the Premises and the improvements located thereon.

     Tenant agrees to release, indemnify and hold harmless Landlord from and against any and all costs, losses, damages, claims and liabilities, including reasonable attorneys' fees, arising out of or attributable to the condition, use, operation or maintenance of the Premises and any improvements or buildings located thereon, or arising out of or based upon any injury (including death) to any person, or damage to any property, occurring in, on or about the Premises, and any improvements or buildings thereon, or resulting from any act or admission of the Tenant. The aforesaid general liability insurance, shall, in addition, insure performance by the Tenant of the indemnity provisions provided above.

     Tenant shall name Landlord and Landlord's mortgagee, if any, on all policies of insurance obtained regarding the Premises, each as their interest may appear. Each of the policies shall contain an endorsement that it shall not be cancelled without at least ten (10) days prior written notice to Landlord and any such mortgagee. Landlord and its mortgagee, if any, shall be entitled to a duplicate original of all such insurance policies no later than ten (10) days prior to the expiration date of the then existing polices, together with evidence that the premiums have been prepaid for the full term of the policy.

     If the Tenant fails to pay the premium for any of the policies of insurance listed above which it is obligated to pay pursuant to this paragraph, the Landlord may, but will not be obligated to, pay such insurance premiums for tenants, and the amount so paid shall be considered rent due and in arrears.

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
     17. MUTUAL RELEASE. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action against each other, their agents, officers, representatives, employees, servants, contractors and invitees for any loss or damage that may occur to the Premises, the building, improvements or fixtures therein or thereon, or any personal property within the building from any cause whatsoever which could be insured against under the terms of an all-risk fire, and extended coverage insurance policy, regardless of cause or origin, including the negligence of Landlord or Tenant or their agents, officers, representatives, servants, employees, contractors or invitees.

     18. PARTIAL DESTRUCTION OF THE PREMISES. If the Premises are partially damaged by fire or other cause not in excess of 50% of the area or value of the Premises, the damage thereto (exclusive of Tenant's property) shall be repaired or restored promptly by Landlord, at no expense to Tenant. If the damages are such as to render all or a part of the Premises untenable, the rent shall be abated to an extent corresponding with the period during which and the extent to which the Premises have become untenantable. More specifically, until the Premises are satisfactorily repaired or restored by Landlord as described above, Tenant's obligation to pay rent apportionable to such period of nonuse shall be reduced based on a fraction, the numerator of which is the number of square feet no longer used or usable by Tenant, and the denominator of which shall be the total square footage leased by Tenant hereunder.

     19. TOTAL DESTRUCTION OF THE PREMISES. In the event of total destruction of the Premises (i.e., greater than or equal to 50% of the area or value of the Premises), Landlord shall have the option to rebuild, and rent shall abate until such time as the Premises are available to Tenant (except that Landlord shall not be responsible for restoring any of Tenant's fixtures or other property of Tenant), at which time rent shall again commence. In the event, however, Landlord elects not to rebuild or does not within sixty (60)days after the destruction commence to rebuild or repair, or does not within one hundred eighty
(180) days make available to Tenant the Premises, this Lease shall thereupon terminate.

     20. CONDEMNATION. In the event the Premises or a portion thereof are taken or sold pursuant to the exercise of the right of eminent domain, rent shall be proportionately abated and reduced (in the case of a partial taking) or this Lease shall be terminated (in the case of a taking of the whole), as the case may be, but in no event shall Tenant be entitled to receive any part of the award paid to Landlord in connection therewith, and Tenant hereby assigns to Landlord all such awards and compensation, except that Tenant shall have the right to claim any separate award for the value of Tenant's fixtures, improvements and relocation expenses. If the useable square footage of the building is reduced by ten percent (10%) or more as a result of such condemnation, Tenant shall have the right to terminate this lease.

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     21.  ASSIGNMENT  AND  SUBLETTING.  Tenant  shall not  assign or sublet  the
Premises or any part thereof without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

     22. LANDLORD'S MORTGAGES. This Lease is expressly subject to all present and future mortgages or other security instruments of Landlord encumbering the Building. Tenant covenants to execute such documents as requested by Landlord to confirm such subordination, and upon failure to do so, hereby irrevocably appoints Landlord its agent and attorney-in-fact to execute the same on its behalf.

     23. QUIET ENJOYMENT. Landlord covenants to allow Tenant quietly and peaceably to enjoy possession of the Premises free from interference or interruption of Landlord or any other person claiming under or through Landlord, and Landlord represents to Tenant that it has a sufficient ownership interest in the Premises to enter into and carry out the provisions of this Lease.

     24. SURRENDER. At the expiration or earlier termination of this Lease, Tenant shall quit and surrender the Premises in the same condition as they were delivered to Tenant at the Commencement Date, normal wear and tear excepted. All fixtures, improvements and appurtenances attached to or built into the Premises by Tenant in such a manner as to become part of the freehold, shall become and remain a part of and be surrendered with the Premises, except that Landlord may elect to require Tenant, at Tenant's expense, to remove any or all of such fixtures, nonstructural improvements and appurtenances, and Tenant shall repair any damage caused by such removal; provided, however, that in no event shall this Section 24 be construed to contradict any provisions of Section .13 hereof.

     Time is of the essence of each provision of this Lease. Tenant hereby waives the Notice to Quit requirements of the Pennsylvania Landlord and Tenant Act of 1951, as amended, 68 P.S. ss.250.101 et seq., or any other applicable law, and agrees to surrender the Premises without the need for notice at the expiration of the term, including any renewal or extension thereof or upon sooner termination of this Lease.

     25. SIGNS. Tenant shall provide and maintain, at its expense, a sign on or about the building located on the Premises, which sign shall be approved by Landlord prior to it being affixed to the building.

     26. ACCESS. Landlord and Landlord's authorized agents shall have the right from time to time after reasonable prior notice or in the case of an emergency, no notice, to Tenant to enter the Premises for the purposes of making repairs, of inspecting the Premises, and of showing the Premises to prospective purchasers or tenants.

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     27. DEFAULT BY TENANT.

     (a) If Tenant shall default (i) in making any payment of rent or other sums required to be paid by Tenant in accordance with the terms of this Lease, or
(ii) shall default in the observance or performance of any other provision of this Lease, or (iii) there shall occur an assignment by Tenant for the benefit of creditors; an appointment of a receiver of the assets of Tenant; or the filing for, by or against Tenant of any action under Chapter 7 of the Federal Bankruptcy Act or comparable federal, state or local legislation that establishes a plan for the liquidation of the Tenant and such default shall continue uncured for a period of ten (10) days with respect to a monetary default or thirty (30) days with respect to a non-monetary default after Landlord notifies Tenant, an Event of Default shall have occurred; provided, however, that if the nature of Tenant" default is such that it is not capable of being cured within such thirty (30) day period, the Event of Default shall not be deemed to have occurred if Tenant commences such cure within a thirty (30) day period and thereafter diligently prosecutes such cure to completion, as determined by Landlord in Landlord's sole and reasonable discretion.

     (b) If an Event of Default has occurred, Landlord may declare this Lease Agreement and Tenant's right to possession of the Premises ended, whereupon Landlord shall, without this exposition limiting its rights in law or in equity, have the following remedies:

          (i) Landlord may declare the entire rent and other sums reserved hereunder for the full term of this Lease remaining unpaid immediately due and payable in full;

          (ii) Landlord may terminate this Lease and annul the unexpired portion of this Lease;

          (iii) Landlord may enter upon and repossess the Premises and at Landlord's option, may relet the Premises, in which case all expenses of such reletting shall be deemed additional rent immediately due and payable hereunder, and all rent when received from the new tenant shall be credited against Tenant's liability hereunder;

          (iv) Landlord may institute legal proceedings to collect all rent and sums due and payable hereunder and to recover possession of the Premises.

          (V) REMEDIES CUMULATIVE: It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy. Each and all of said remedies
                shall  be  exercisable   repeatedly  and  as  often  as  may  be
                necessary.

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
          (VI) NO WAIVER: No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease unless and only to the extent such additional waiver(s) are specifically provided for in such written waiver.

     28. DEFAULT BY LANDLORD.

     (a) In the event Landlord shall default in keeping, observing or performing any of the terms, provisions, covenants and conditions contained in this Lease, and such default is not cured (or proper corrective measures to cure such default commenced) by Landlord within the period specified herein for the curing of such defaults, Tenant shall have the right, but not the obligation, to remedy such default after giving written notice thereof to Landlord. Landlord agrees to promptly send to Tenant a copy of any notice of default received from the holders of present or future mortgages or other security instruments encumbering the building.

     (b) In the event Landlord shall default in keeping, observing or performing any of the terms, provisions, covenants and conditions contained in this Lease, and such default is not cured (or proper corrective measures to cure such default commenced) by Landlord within ten (10) days of such default, Tenant, at any time thereafter upon ten (10) days' written notice to Landlord, may declare this Lease ended, whereupon Tenant shall have the remedies provided at law or in equity.

     29. HOLDOVER. If Tenant holds possession of the Premises after the term of this Lease and any exercised renewal options Tenant shall become a tenant from month-to-month upon the terms herein specified, but at a monthly base rent equal to the monthly base rent payable during the last month of the term multiplied by 110%, which shall be payable monthly in advance, and such tenancy shall continue on a month-to-month basis until terminated by Landlord or Tenant upon at least one month's prior written notice to terminate such monthly tenancy.

     30. TOXIC MATERIALS.

     (a) As used in this Lease.

          (i) The term "Hazardous Material(s)" means any oil, flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials including, without limitation, any substances that pose a hazard to the Premises or to persons on or about the Premises and any substances defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "extremely hazardous waste," "restricted hazardous waste" or words of similar import, now or subsequently regulated in any way under applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCB's, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid, levels of polychlorinated biphenyls, or radon gas, and similar compounds, and including any different products and materials which are subsequently found have adverse effects on the environment or the health and safety of persons.

          (ii) The term "Environmental Law(s)" means any one or all of the following: the Comprehensive Environmental Response,
                Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization act of 1986 (42 U.S.C.ss.ss.9601 et seq.); the Resource Conservation and Recovery Act as amended (42 U.S.C.ss.ss.300f et seq); the Clean Water Act as amended (33 U.S.C.ss.ss.1251 et seq.); the Clean Air Act as amended (42 U.S.C.ss.ss.7401 et seq.) the Toxic Substance Control Act as amended (15 U.S.C.ss.ss.136 et seq.) the Solid Waste Disposal Act as Amended (42 U.S.C.ss.ss.3251 et seq.) the Hazardous Materials Transportation Act (49 U.S.C.ss.ss.1801 et seq.); the regulations promulgated under any of the foregoing: and all other laws, regulations, ordinances, standards, policies, and guidelines now in effect or hereinafter enacted by any governmental entity (whether local, state or federal) having jurisdiction or regulatory authority over the Premises or over activities conducted therein and which deal with the regulation or protection of human health, industrial hygiene or the environment, including the soil, subsurface soil, ambient air, groundwater, surface water, and land use.

          (iii) The term "Environmental Activity(ies)" means any generation, manufacture, production, pumping, bringing upon, use, storage, treatment, release, discharge, escaping, emitting, leaching, disposal or transportation of Hazardous Materials.

     (b) Tenant shall protect, indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord, his heirs, representatives, employees, agents, lenders, and ground lessees, if any, and their respective successors and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, response costs, fines and liabilities of any kind (including, without limitation, the cost of any investigation, remediation and cleanup, and reasonable attorneys' fees) which are determined to be attributable to (i) any Environmental Activity on the Premises undertaken or committed by Tenant or Tenant's agents or caused by the negligence of such persons during the Term of this Lease. This indemnity shall survive the termination of this Lease. Tenant shall have no liability or obligation arising out of any violation of any

Environmental Law or contamination or pollution of, or from, the Premises caused by (i) conduct or conditions occurring prior to July 1, 1997, or after, Tenant's occupancy of the Premises or (ii) Landlord's or Landlord's agents use of, or acts or omissions on, the Premises.

     (c) Landlord shall protect, indemnify, defend (with counsel satisfactory to Tenant) and hold harmless Tenant and its directors, officers, partners, employees, agents, lenders, and ground lessees, if any, and their respective successor and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, response costs, fines and liabilities of any kind (including without limitation, the cost of any investigation, remediation and cleanup, and reasonable attorneys' fees) which are determined to be attributable to (i) any Environmental Activity on the Premises undertaken or committed by Landlord or Landlord's agents or caused by the negligence of such persons at any time prior to, during or after the Term of this Lease. The indemnity shall survive the termination of this Lease. Landlord shall have no liability or obligation arising out of any violation of any Environmental Law or contamination or pollution of, or from, the Premises caused by Tenant's or Tenant's agents use of, or acts or omissions on, the Premises.

     31. LANDLORD'S LIABILITY. The maximum combined liability of the Landlord and the principals of Landlord shall limited to the greater of their combined equity in the leased premises on (i) July 1, 1999 or (ii) the day immediately preceding that on which the Landlord or one of its principal's receives notification from the lessee of a claim under this lease against the Landlord or one of its principals. The interest of the Landlord herein may be assigned, in which case the Landlord shall advise Tenant of the name of the assignee and Landlord shall have no liability hereunder from and after the effective date of any such assignment, except for obligations which may have theretofore accrued.

     32. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by certified or registered mail, return receipt requested, first-class postage prepaid, properly addressed to the party to whom such notice is directed, at the address hereinafter specified, or at such other address as the party receiving notice designates to the other party in writing and by complying with the terms of this paragraph.

     If to Landlord:   PRH Properties, LP
                       17700 N. Crossroads Ranch Road
                       Prescott, Arizona 86305

     With a copy to:   McNees, Wallace & Nurick
                       100 Pine Street
                       Post Office Box 1166
                       Harrisburg, Pennsylvania 17108
                       Attn: W. Jeffry Jamouneau, Esquire

     If to Tenant:
                       Amtech Systems, Inc.
                       131 South Clark Drive
                       Tempe, Arizona 85281
                       Attn: Robert T. Hass, Vice President-Finance, CFO

     With a copy to:
                       Squire, Sanders & Dempsey
                       40 N. Central Avenue, Suite #2700
                       Phoenix, Arizona 85004
                       Attn: Greg Hall, Esquire

     33. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties hereto as to the Lease of the Premises and supersedes all prior discussions, understandings or agreements between the parties hereto. No modification, amendment, change or addition to this Lease Agreement shall be binding on the parties unless reduced to writing and signed by their authorized representatives.

     34. MECHANICS' LIENS. The interest of Landlord in the Premises shall not be subject to liens for materials, services or improvements which have been furnished by any person at the request of Tenant, and Tenant shall not have the authority to in any way encumber the interest of Landlord.

     35. GOVERNING LAW. This Lease Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to choice-of-law provisions, and jurisdiction and venue for all disputes hereunder shall lie only in the Court of Common Pleas for Cumberland County, Pennsylvania and/or in the United States District Court for the Middle District of Pennsylvania.

     36. LEGALLY BINDING. Except as herein otherwise specified, this Lease Agreement shall legally benefit and bind the parties hereto and their respective successors and assigns. Tenant may not record this Lease Agreement without the prior written consent of Landlord.

     37. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents, warrants and covenants to and with Tenant that Landlord has the full right and power to execute and perform this Lease and to grant the estate defined herein and Tenant, on payment of the rent and performance of a the covenants and agreements hereof, shall peaceably and quietly have, hold and enjoy the Premises and all rights, easements, appurtenances and privileges belonging or in any way appertaining thereto without molestation or hindrance of any person claiming by, through or under Landlord, subject, however, to the terms of this Lease.

     38. MISCELLANEOUS.

     (a) If any term or provision or portion thereof of this Lease Agreement, or application thereof to any person or circumstance, be held invalid, the remainder of said term or provision and/or of this Lease Agreement shall not be affected thereby; and, to this end, the parties hereto agree that the terms and provisions of this Lease Agreement are severable.

     (b) In no event shall this Lease Agreement or anything contained herein be construed to contradict Krieger's indemnification obligations with respect to environmental matters set forth in Section 13 of the Sublease between John R. Krieger, as an individual, and P.R. Hoffman Machine Products, Inc. dated as of July 1, 1997, as amended by Amendment #1, or in anyway limit the duration of said indemnification obligations.

     IN WITNESS WHEREOF, the undersigned have caused this Lease to be duly authorized and executed as of the day and year first above written.

ATTEST:                                 LANDLORD:
                                        PRH PROPERTIES, LP


                                        By: /s/ John R. Krieger
---------------------------                 ------------------------------------
                                            John R. Krieger, Partner


ATTEST                                  TENTANT:
                                        P.R. HOFFMAN MACHINE PRODUCTS, INC.


                                        By: /s/ Robert T. Hass
---------------------------                 ------------------------------------
                                            Robert T. Hass, its Vice President

                                  AMENDMENT #1
                                       TO
                               SUBLEASE AGREEMENT

     Amendment #1 to that certain Sublease dated July 1, 1997, by and between John R. Krieger, an adult individual, as sublessor ("Krieger") and P. R. Hoffman Machine Products, Inc., an Arizona corporation, as sublessee ("Hoffman").

                                   WITNESSETH:

     In  consideration  of the mutual covenants set forth in the Sublease and in
Section 38(b) of the lease dated July 1, 1999 and herein e parties hereto agree to amend the Sublease as follows:

     In Sub-section 13(c) on page 7 of the Sublease, the words "Hoffman or Hoffman's" in line eight (8) thereof are to be and hereby are replaced with the words "Krieger or Krieger's" in order to reflect the original intent that said line would mirror, rather than copy, line 8 of Sub-section 13(b) thereof.

     Except for the change noted above, all terms of the Sublease remain in effect and unchanged.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 as of the 1ST day of July 1997.

ATTEST:                                 KRIEGER:
                                        JOHN R. KRIEGER


                                        By: /s/ John R. Krieger
---------------------------                 ------------------------------------
                                            John R. Krieger


ATTEST                                  TENTANT:
                                        P.R. HOFFMAN MACHINE PRODUCTS, INC.


                                        By: /s/ Robert T. Hass
---------------------------                 ------------------------------------
                                            Robert T. Hass, its Vice President